EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-124190, Form S-8 No. 333-167031, Form S-8 No. 333-179476 and Form S-8 No. 333-161908) of Akorn, Inc. and in the related Prospectus of our reports dated March 1, 2013, with respect to the consolidated financial statements of Akorn, Inc., and the effectiveness of internal control over financial reporting of Akorn, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Chicago, Illinois
March 1, 2013